                                                                    Exhibit 23.7

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Target Media Holdings Limited:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG

Hong Kong, China
January 17, 2006